                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                              ____________________

                                   FORM 8-K/A



                                AMENDMENT NO. 1



                               To Current Report

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                       __________________________________

                               February 25, 1999
                               ------------------
                                 Date of Report


                          DOLLAR FINANCIAL GROUP, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


       New York                      333-18221                13-2997911
(State or Other Jurisdiction        (Commission            (IRS Employer
of Incorporation)                   File Number)         Identification Number)


       1436 Lancaster Avenue, Suite 210, Berwyn, Pennsylvania 19312-1288
           (Address of principal executive offices)        (zip code)


                                 (610) 296-3400
                                 --------------
               Registrant's telephone number, including area code

This Amendment No. 1 ("Amendment") amends and restates in their entirety Item 2 and Item 7 of the Current Report on Form 8-K of Dollar Financial Group, Inc. (the "Company"), as filed with the Securities and Exchange Commission on February 25, 1999.

Item 2.   Acquisition or Disposition of Assets

          On February 10, 1999, Dollar Financial Group, Inc. ("Company") and DFG Acquisition Limited, an indirect subsidiary of the Company, entered into an Agreement for the sale and purchase of shares with Henry Hallam, Rachel Hallam and shareholders signatory thereto, to acquire all of the outstanding shares of Instant Cash Loans Limited ("ICL") which operates eleven stores in the United Kingdom. The aggregate purchase price for this acquisition was $11.4 million and was funded with the issuance of the Company's 10 7/8% Senior Subordinated Notes Due 2006.

          On February 17, 1999, National Money Mart Company, a subsidiary of the Company, entered into an Asset Purchase Agreement with King Mortgage Limited and Denis Willner, to purchase the remaining 86.5% partnership interest in its Calgary Money Mart Partnership ("Calgary"). Calgary operates six stores in Alberta, Canada. The aggregate purchase price for this acquisition was $5.6 million and was funded with the issuance of the Company's 10 7/8% Senior Subordinated Notes Due 2006.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

           (a)  Financial Statements of Business Acquired.

                The following financial statements of ICL and Calgary are attached hereto and made a part hereof:

                (i)  Instant Cash Loans, LTD.

                   (1)  Auditors' Report for the year ended July 31, 1998

                   (2)  Auditors' Report for the year ended July 31, 1997

                   (3) Balance Sheets as of July 31, 1998 and 1997 and Interim Unaudited Balance Sheet as of January 31, 1999.

                   (4) Profit and Loss Account for the years ended July 31, 1998 and 1997 and Interim Unaudited Profit and Loss Account for the six months ended January 31, 1999 and 1998.

                   (5) Notes to Audited Financial Statements and Interim Unaudited Financial Statements including Cash Flow Statements for the years ended June 30, 1998 and 1997 and Interim Unaudited Statements of Cash Flows for the six months ended January 31, 1998 and 1997.

                (ii) Calgary Money Mart Partnership

                   (1)  Auditors' Report

                   (2) Balance Sheets as of June 30, 1998 and 1997 and Interim Unaudited Balance Sheet as of December 31, 1998.

                   (3) Statements of Net Earnings for the years ended June 30, 1998 and 1997 and Interim Unaudited Statements of Net Earnings for the six months ended December 31, 1998 and 1997.

                   (4) Statements of Cash Flows for the years ended June 30, 1998 and 1997 and Interim Unaudited Statements of Cash Flows for the six months ended December 31, 1998 and 1997.

                   (5) Notes to Audited Financial Statements and Interim Unaudited Financial Statements.

              (b)  Pro Forma Financial Information.

                   The following unaudited consolidated pro forma financial statements of the Company, reflecting the acquisitions of ICL and Calgary, are attached hereto and made a part hereof:

                (i) Unaudited Condensed Combined Consolidated Pro Forma Financial Data.

                (ii) Unaudited Condensed Combined Consolidated Pro Forma Balance Sheet as of December 31, 1998.

                (iii) Unaudited Condensed Combined Consolidated Pro Forma
                      Statement of Operations for the year ended June 30, 1998.

                (iv) Unaudited Condensed Combined Consolidated Pro Forma Statement of Operations for the six months ended December 31, 1998.

                 (v) Notes to Unaudited Condensed Combined Pro Forma Financial Data.

              (c) Exhibits

                  10.24 Agreement for the sale and purchase of shares of Instant Cash Loans, LTD. dated February 10, 1999 with Dollar Financial Group, Inc., DFG Acquisition, LTD., Henry Hallam, Rachel Hallam and shareholders signatory thereto.

                  10.25 Purchase Agreement dated February 17, 1999 by and among National Money Mart Company (a subsidiary of Dollar Financial Group, Inc.), King Mortgage LTD. and Denis Willner to purchase the remaining 86.5% partnership interest in Calgary Money Mart Partnership.

                                   SIGNATURE

     Pursuant to the requirements of Section 13 and 15(d) of the Securities Exchange Act

of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 26 , 1999.

                              DOLLAR FINANCIAL GROUP, INC.
                              a New York corporation



                              By:  /s/ Richard S. Dorfman
                                   --------------------------
                              Name:  Richard S. Dorfman
                              Title: Executive Vice President and
                                     Chief Financial Officer

                           INSTANT CASH LOANS LIMITED
                               DIRECTORS' REPORT
                        FOR THE YEAR ENDED 31 JULY 1998

The directors present their report and the audited financial statements for the year ended 31 July 1998.

Principal activity

The principal activity of the company is that of cheque clearing and secured loans.

Directors

The directors of the company who served during the whole of the period from 1 August 1997 to the date of this report, unless otherwise stated, and their interests in the shares of the company at 31 July 1998 as recorded in the register of directors' interests were as follows:

                                                    31 July 1998        31 July 1997
                                                    50p Ordinary        50p Ordinary
                                                    shares              shares
                                                    No.                 No.
H Hallam                                            2,278               2,278
A Bennett                                               -                   -
S W Payne (Resigned 20 February 1998)                   -                   -

Statement of directors' responsibilities

Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that year. In preparing those financial statements, the directors are required to:

     -   select suitable accounting policies and apply them consistently;

     -   make judgements and estimates that are reasonable and prudent;

     - prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

continued. . . . . . .

                                                                               2
                           INSTANT CASH LOANS LIMITED
                                DIRECTORS'REPORT
                        FOR THE YEAR ENDED 31 JULY 1998
                                  (CONTINUED)


Small company exemptions


This report is prepared in accordance with the special provisions of Part VII of the Companies Act 1985 relating to small companies.

                                                    On behalf of the board

                                                    /s/  H Hallam
                                                    ------------------------
                                                         H Hallam

                        Registered office: Adam House, Players Street Nottingham
                                                                         NG7 SLZ
                                                                        Director
                                                                           Court
                                                                11 February 1999

                                                                               3
Hacker Young Chartered Accountants
22 Th. RopeWalk Nottlngham NG1 5DT


                    AUDITORS' REPORT TO THE SHAREHOLDERS OF
                           INSTANT CASH LOANS LIMITED
                        FOR THE YEAR ENDED 31 JULY 1998

We have audited the financial statements on pages 4 to 14 which have been prepared under the historical cost convention and the accounting policies set out on pages 8 and 9.

Respective responsibilities of directors and auditors

As described on page 1, the company's directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

Basis of opinion

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or error or other irregularity. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

In our opinion the financial statements give a true and fair view of the state of the company's affairs as at 31 July 1998 and of its profit for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

                                                          /s/ Hacker Young
                                                          ----------------------
                                                              Hacker Young
                                                              Registered Auditor

                                                                11 February 1999
                                                           Chartered Accountants

Hacker Young Chartered Accountants
22 Th. RopeWalk Nottlngham NG1 5DT


                                AUDITORS' REPORT
               TO THE SHAREHOLDERS OF INSTANT CASH LOANS LIMITED
                        FOR THE YEAR ENDED 31 JULY 1997

We have audited the financial statements on pages 4 to 11 which have been prepared under the historical cost convention and the accounting policies set out on pages 6 and 7.


Respective responsibilities of directors and auditors

As described on page 1, the company's directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

Basis of opinion

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

In our opinion the financial statements give a true and fair view of the state of the company's affairs as at 31 July 1997 and of its profit for the year then ended and have been properly prepared in accordance with the Companies Act 1985 as applicable to small companies.

                                                       /s/ Hacker Young
                                                       ---------------------
                                                           Hacker Young
                                                           Registered Auditor
                                                           Chartered Accountants

                                                                   30 April 1998

                                                                               4
                           INSTANT CASH LOANS LIMITED
                            PROFIT AND LOSS ACCOUNT

                                                                                                           (Unaudited)
                                                                      For the year ended                For the six months
                                                         Note              July 31,                     ended January 31,
                                                                    1998             1997             1999             1998
                                                                  (Pounds)         (Pounds)         (Pounds)         (Pounds)
TURNOVER OF CHEQUES CASHED                                       45,563,176       23,859,150       30,258,205       18,774,325
                                                                 ==========       ==========       ==========       ==========

Income                                                            2,916,110        1,711,435        2,015,622        1,225,404

Cost of sales                                                        (5,938)          (6,116)          (2,737)          (1,267)
                                                                 ----------       ----------       ----------       ----------

Gross profit                                                      2,910,172        1,705,319        2,012,885        1,224,137

Administrative expenses                                          (1,784,865)      (1,055,241)      (1,104,314)        (801,964)
                                                                 ----------       ----------       ----------       ----------

Operating profit                                           2      1,125,307          650,078          908,571          422,173

Interest payable                                           4        (51,817)         (74,001)         (50,857)         (26,771)
                                                                 ----------       ----------       ----------       ----------

Profit on ordinary activities before taxation                     1,073,490          576,077          857,714          395,402

Taxation                                                   5       (334,195)        (169,533)        (265,891)               -
                                                                 ----------       ----------       ----------       ----------

Profit on ordinary activities after taxation                        739,295          406,544          591,823          395,402

Dividends                                                  6       (750,000)               -                -                -
                                                                 ----------       ----------       ----------       ----------

Accumulated (loss)/profit for the year                              (10,705)         406,544          591,823          395,402

Retained profits brought forward                                    557,922          151,378          547,217          557,922
                                                                 ----------       ----------       ----------       ----------

Retained profit carried forward                                     547,217          557,922        1,139,040          953,324
                                                                 ==========       ==========       ==========       ==========

       The notes on pages 8 to 14 form an integral part of these accounts

                                                                               5
                           INSTANT CASH LOANS LIMITED
                                 BALANCE SHEETS

                                                                                                       (Unaudited)
                                                                 July 31,                              January 31,
                                                             1998                      1997                       1999
                                    Note   (Pounds)      (Pounds)     (Pounds)     (Pounds)     (Pounds)      (Pounds)
Fixed assets

Tangible assets                      7                   271,794                    88,877                   454,634

Current assets

Stocks                                        2,318                     2,980                     1,356
Debtors                              8    2,166,338                 1,244,253                 2,913,486
Cash at bank and in hand                    496,566                   162,985                   626,317
                                         ----------                 ---------                ----------
                                          2,665,222                 1,410,218                 3,541,159
Creditors: amounts falling due       9
 within one year                         (1,696,421)                 (661,308)               (2,269,484)
                                         ----------                 ---------                ----------

Net current assets                                       968,801                   748,910                 1,271,675
                                                       ---------                  --------                 ---------

Total assets less current
 liabilities                                           1,240,595                   837,787                 1,726,309

Creditors: amounts falling due
 after more than one year          10                   (553,378)                 (139,865)                 (447,269)
                                                       ---------                  --------                 ---------
                                                         687,217                   697,922                 1,279,040
                                                       =========                  ========                 =========
Capital and reserves

Called up share capital             11                     2,278                     2,278                     2,278
Share premium account                                    137,722                   137,722                   137,722
Profit and loss account                                  547,217                   557,922                  1,39,040
                                                       ---------                  --------                 ---------

Total shareholders' funds                                687,217                   697,922                 1,279,040
                                                       =========                  ========                 =========


These financial statements are prepared in accordance with the special provisions of Part VII of the Companies Act 1985 relating to small companies. The directors are of the opinion that the company is entitled to those special exemptions on the grounds that it has met the qualifications for a small company as specified in sections 246 and 247.


The financial statements on pages 4 to 14 were approved by the board of directors and signed on its behalf by:


/s/  H Hallam
-----------------------
H Hallam Director

11 February 1999

      The notes on pages 8 to 14 form an integral part of these accounts.

                                                                               6
                           INSTANT CASH LOANS LIMITED
                 STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

                                                                                                           (Unaudited)
                                                                    For the year ended                   For the six months
                                                                         July 31,                        ended January 31,
                                                                1998               1997             1999                1998
                                                              (Pounds)           (Pounds)         (Pounds)            (Pounds)
Profit for the financial year                                   739,295             406,544          591,823             395,402
Other gains/(losses)                                                  -                   -                -                   -
                                                                -------             -------          -------             -------

Total gains recognised since last annual report                 739,295             406,544          591,823             395,402
                                                                =======             =======          =======             =======


                   NOTE OF HISTORICAL COST PROFITS AND LOSSES

                                                                                                            (Unaudited)
                                                                     For the year ended                  For the six months
                                                                          July 31,                        ended January 31,
                                                                 1998               1997               1999             1998
                                                               (Pounds)           (Pounds)           (Pounds)         (Pounds)
Reported profit on ordinary activities before taxation          1,073,490            576,077            857,714          395,402

Difference between a historical cost depreciation charge
 and the actual depreciation charge for the year
 calculated on the revalued amount                                      -                  -                  -                -
                                                                ---------            -------            -------          -------

Historical cost profit on ordinary activities before
 taxation                                                       1,073,490            576,077            857,714          395,402
                                                                =========            =======            =======          =======

       The notes on pages 8 to 14 form an integral part of these accounts

                                                                               7
                           INSTANT CASH LOANS LIMITED
               RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                                                                           (Unaudited)
                                                                     For the year ended                     January 31,
                                                                          July 31,
                                                                 1998                  1997                    1999
                                                               (Pounds)              (Pounds)                (Pounds)
Profit for the financial year                                     739,295               406,544                   591,823
Dividends                                                        (750,000)                    -                         -
                                                                 --------               -------                 ---------
Net (subtraction from)/addition to shareholders' funds            (10,705)              406,544                   391,823
Opening shareholders' funds                                       697,922               291,378                   687,217
                                                                 --------               -------                 ---------

Closing shareholders' funds                                       687,217               697,922                 1,279,040
                                                                 ========               =======                 =========



       The notes on pages 8 to 14 form an integral part of these accounts

                                                                               8
                           INSTANT CASH LOAN LIMITED
                         NOTES ON FINANCIAL STATEMENTS
              Unaudited with respect to January 31, 1999 and 1998



1    ACCOUNTING POLICIES


     The accounts have been prepared in accordance with the Financial Reporting Standard for Smaller Entities. A summary of the principal accounting policies is set out below, all of which have been applied throughout the current year and preceding year.

     Basis of accounting

     The financial statements have been prepared under the historical cost accounting rules.

     The company has taken advantage of the exemption from preparing a cash flow statement conferred by Financial Reporting Standard No.1 on the grounds that it qualifies as a small company under the Companies Act 1985.

     Trading activities

     The whole of the company's trading for the year and preceding year is generated from continuing operations.

     Turnover

     Turnover represents money earned from secured loans, profits made from the cashing of cheques and sales of goods purchased. In the current year the company has accounted for profits from the cashing of cheques on the date of the transaction. The effect of this treatment has been to increase turnover and profits by (Pounds)41,652.

     Bad and doubtful debts

     The directors make specific provisions against cheques when these are returned unpaid. The aggregate provisions which are made during the year are charged against the operating profit.

     Cheques which are subsequently recovered are credited to the operating profit on the date of recovery. Included in the accounts is a specific provision for cheques which are recovered in the period between 31 July and the date on which the accounts are approved by the board.

     Tangible fixed assets and depreciation

     Tangible fixed assets are stated at cost (or valuation) less accumulated depreciation.

     Depreciation of fixed assets is calculated to write off their cost or valuation less any residual value over their estimated useful lives as follows:

     Leasehold property improvements         Over the period of the lease
     Plant and equipment                     33% per annum straight line basis
     Motor vehicles                          20% per annum straight line basis
     Fixtures and equipment                  33% per annum straight line basis


     Profits or losses on the disposal of tangible fixed assets are included in the calculation of operating profit.

                           INSTANT CASH LOANS LIMITED
                         NOTES ON FINANCIAL STATEMENTS
              Unaudited with respect to January 31, 1999 and 1998

1    ACCOUNTING POLICIES   continued
     Leases and hire purchase contracts

     Tangible fixed assets acquired under finance leases and hire purchase contracts are capitalised at the estimated fair value at the date of inception of each lease or contract. Assets under hire purchase agreements are depreciated over their expected useful lives. Assets under finance lease agreements are depreciated over the shorter of the lease term and their expected useful lives. The total finance charges are allocated over the period of the lease in such a way as to give a reasonably constant charge on the outstanding liability.

     Rentals paid under operating leases are charged to the profit and loss account as incurred.

     Stocks

     Stocks are valued at the lower of cost and net realisable value.

     Taxation

     Corporation tax payable is provided on taxable profits at the appropriate rate.

     Deferred taxation is provided on the liability method in respect of the taxation effect of all timing differences only to the extent that tax liabilities will crystallise in the foreseeable future.

2    OPERATING PROFIT

                                                                    For the year ended                    For the six months
                                                                         July 31,                         ended January 31,
                                                                1998                  1997             1999              1998
                                                              (Pounds)              (Pounds)        (Pounds)           (Pounds)
Operating profit is stated after crediting

Profit on sale of assets and after charging                    347                         -                -                   -
                                                           =======                    ======          =======              ======

Auditors' remuneration                                       4,900                     4,700            2,500               2,300
Operating leases
    Rent                                                   126,529                    66,243          108,871              75,335
Hire purchase interest                                       3,298                       514            1,832               1,832
Depreciation of tangible fixed assets
   owned assets                                             80,653                    74,082           75,134              30,804
                                                           =======                    ======          =======              ======

3  DIRECTORS

                                                                    For the year ended                    For the six months
                                                                         July 31,                         ended January 31,
                                                                1998                  1997             1999              1998
                                                              (Pounds)              (Pounds)        (Pounds)           (Pounds)
     Directors' emoluments                                    130,520                131,971          57,424             64,826
                                                              =======                =======         =======             ======

                                                                              10
                           INSTANT CASH LOANS LIMITED
                         NOTES ON FINANCIAL STATEMENTS
              Unaudited with respect to January 31, 1999 and 1998

4  INTEREST PAYABLE


                                                                    For the year ended                     For the six months
                                                                         July 31,                          ended January 31,
                                                                1998                  1997                        1999
                                                              (Pounds)              (Pounds)                    (Pounds)
Finance lease and hire purchase contracts                         3,298                    514                         1,832
Other interest payable                                           48,519                 73,487                        49,025
                                                                 ------                 ------                        ------

                                                                 51,817                 74,001                        50,857
                                                                 ======                 ======                        ======


5      TAXATION

       The tax charge is based on the results for the year and comprises:

                                                             For the year ended                           For the six months
                                                                  July 31,                                ended January 31,
                                                         1998                  1997                  1999                   1998
                                                       (Pounds)              (Pounds)              (Pounds)               (Pounds)
UK Corporation tax on profit on ordinary activities at
 31%% (1997 27.4%%)                                     320,234                169,533               265,891                      -
Under provision in earlier years                         13,961                      -                     -                      -
                                                        -------                -------               -------                -------
                                                        334,195                169,533               265,891                      -
                                                        =======                =======               =======                =======




6   DIVIDENDS


                                                         For the year ended                             For the six months
                                                              July 31,                                   ended January 31,
                                                      1998                    1997                    1999               1998
                                                    (Pounds)                (Pounds)                (Pounds)           (Pounds)
Equity- ordinary/final                              750,000                       -                       -                  -
                                                    =======                 =======                  ======             ======

     The company has declared a proposed dividend on the 'A' ordinary shares. The intention of the directors is to satisfy the proposed dividend by assigning the assets and liabilities relating to the secured lending business of the company.

                                                                              11
                           INSTANT CASH LOANS LIMITED
                         NOTES ON FINANCIAL STATEMENTS
              Unaudited with respect to January 31, 1999 and 1998

7      TANGIBLE FIXED ASSETS

                                                                            Fixtures          Land
                                               Motor        Plant and          and            and
                                             Vehicles       Machinery       Fittings       Buildings        Total
Cost                                         (Pounds)        (Pounds)       (Pounds)        (Pounds)       (Pounds)

1 August 1997                                  51,460          43,602        168,237          13,662       276,961
Additions                                     118,000          39,134        125,089               -       282,223
Disposals                                     (25,700)           (680)             -               -       (26,380)
                                              -------         -------        -------          ------       -------
31 July 1998                                  143,760          82,056        293,326          13,662       532,804

Additions                                      17,088          44,053        196,833               -       257,974
                                              -------         -------        -------          ------       -------
31 January 1999                               160,848         126,109        490,159          13,662       790,778
                                              =======         =======        =======          ======       =======
Depreciation

1 August 1997                                  11,767          32,391        130,266          13,660       188,084
Charge for the year                            22,334          11,513         46,804               2        80,653
Disposals                                      (7,668)            (59)             -               -        (7,727)
                                               ------          ------        -------          ------       -------
31 July 1998                                   26,433          43,845        177,070          13,662       261,010

Charge for the period                          16,376          11,286         47,472               -        75,134
                                               ------          ------        -------          ------       -------
31 January 1999                                42,809          55,131        224,542          13,662       336,144
                                               ======          ======        =======          ======       =======
Net book amount
31 January 1999                               118,039          70,978        265,617               -       454,634
                                              =======          ======        =======          ======       =======

31 July 1998                                  117,327          38,211        116,256               -       271,794
                                              =======          ======        =======          ======       =======

31 July 1997                                   39,693          11,211         37,971               2        88,877
                                              =======          ======        =======          ======       =======

     The net book value of assets held under hire purchase agreements at the year end was (Pounds)68,467 (1997: 4,280). Depreciation charged on these assets for the year amounted to (Pounds)10,533 (1997: (Pounds)2,140).

8      DEBTORS

     Amounts falling due within one year

                                                                          July 31,                           January 31,
                                                                 1998                   1997                     1999
                                                               (Pounds)               (Pounds)                 (Pounds)
Trade debtors                                                   1,810,915              1,133,483                  2,573,696
Advance Corporation Tax                                           187,500                      -                    187,500
Other debtors                                                     167,923                110,770                    152,290
                                                                ---------              ---------                  ---------

                                                                2,166,338              1,244,253                  2,913,486
                                                                =========              =========                  =========

                                                                              12
                           INSTANT CASH LOANS LIMITED
                         NOTES ON FINANCIAL STATEMENTS
              Unaudited with respect to January 31, 1999 and 1998

9  CREDITORS: amounts falling due within one year

                                                                          July 31,                           January 31,
                                                                 1998                   1997                     1999
                                                               (Pounds)               (Pounds)                 (Pounds)
Bank overdraft                                                          -                233,501                    272,557
Bank loans                                                        125,000                      -                    166,667
Trade creditors                                                    81,205                 59,238                     26,191
Corporation tax                                                   320,234                169,853                    588,921
Other taxation and social security                                 59,657                 39,553                     57,924
Dividend                                                          750,000                      -                    750,000
ACT Payable                                                       187,500                      -                    187,500
Obligations under finance leases and hire purchase
 contracts                                                         17,775                  1,189                     17,775
Directors' loans                                                    3,032                 46,222                     37,312
Other creditors                                                    58,196                 25,331                     14,682
Accruals and deferred income                                       93,822                 86,421                    149,955
                                                                ---------                -------                  ---------
                                                                1,696,421                661,308                  2,269,484
                                                                =========                =======                  =========

     Bank loans and overdrafts are secured by a fixed and floating charge over the assets of the company. Obligations under finance leases and hire purchase contracts are secured on the assets to which they relate.

10   CREDITORS: amounts falling due after more than one year

                                                                          July 31,                           January 31,
                                                                 1998                   1997                     1999
                                                               (Pounds)               (Pounds)                 (Pounds)
Bank loans                                                        375,000                      -                    277,779
Other loan                                                        139,865                139,865                    139,865
Obligations under finance leases and hire purchase
 contracts                                                         38,513                      -                     29,625
                                                                 --------                -------                    -------
                                                                  553,378                139,865                    447,269
                                                                 ========                =======                    =======

11  CALLED UP SHARE CAPITAL

                                                                          July 31,                           January 31,
                                                                 1998                   1997                     1999
                                                               (Pounds)               (Pounds)                 (Pounds)
Ordinary shares of 50p each

Authorised                                                          2,278                  2,278                      2,278
                                                                 ========                =======                    =======
Allotted called up and fully paid

2,278 Class A ordinary 50p shares                                   1,139                  1,139                      1,139
2,278 Class B ordinary 50p shares                                   1,139                  1,139                      1,139
                                                                 --------                -------                    -------
                                                                    2,278                  2,278                      2,278
                                                                 ========                =======                    =======

                                                                              13
                           INSTANT CASH LOANS LIMITED
                         NOTES ON FINANCIAL STATEMENTS
              Unaudited with respect to January 31, 1999 and 1998

12  GUARANTEES AND OTHER FINANCIAL COMMITMENTS

     Financial commitments under non-cancellable operating leases will result in the following payments falling due in the year to 31st July 1999

                                                                          July 31,                           January 31,
                                                                 1998                   1997                     1999
                                                                 Land                   Land                     Land
                                                                 and                    and                      and
                                                              Buildings              Buildings                Buildings
                                                               (Pounds)               (Pounds)                 (Pounds)
Expiring
Within one year                                                       -                 22,675                        -
Within two to five years                                         74,398                      -                   91,537
After five years                                                 97,956                 46,950                  126,203
                                                                -------                 ------                  -------

                                                                172,354                 69,625                  217,740
                                                                =======                 ======                  =======

     CAPITAL COMMITMENTS

     At 31 July 1998 the company was committed to the following capital expenditure.

                                                                          July 31,                           January 31,
                                                                1998                   1997                   1999
                                                              (Pounds)               (Pounds)                 (Pounds)

Authorised but not contracted for                                   -                  45,000                       -
                                                              =======                 =======                 =======
Contracted for but not included in these financial
 statements                                                    53,941                       -                  20,000
                                                              =======                 =======                 =======

13  POST BALANCE SHEET EVENTS

     12.1 The company opened a new branch in Sunderland in August 1998.

     12.2 The company entered into an annual lease commitment in respect of land and buildings for the new branch in August 1998, amounting to (Pounds)18,250 and which expires after more than 5 years.

     12.3 The directors are currently in the process of negotiating the sale of all of the shares in Instant Cash Loans Limited to a company incorporated in the U.S.A. A sale agreement has not been signed but the directors anticipate that the sale will affect the accounts as follows:

          (i) Instant Cash Loans Limited will become a wholly owned subsidiary of a parent company incorporated in the U.S.A.

          (ii) The net book value of the secured lending assets & liabilities shall be extracted from the company by dividend distribution.

          (iii) The cheque clearing trade will continue in its present form for the foreseeable future.

                                       18
[CAPTION]

                                                                              14
                           INSTANT CASH LOANS LIMITED
                         NOTES ON FINANCIAL STATEMENTS
              Unaudited with respect to January 31, 1999 and 1998

14 DIFFERENCES BETWEEN UNITED KINGDOM GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("UK GAAP") AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("US GAAP") (Unaudited)

     The accompanying financial statements have been prepared in accordance with UK GAAP, and are presented in British Pounds. As described in the Company's accounting policies, in accordance with Financial Reporting Standard No. 1 under UK GAAP, statements of cash flows were not required to be presented in the accompanying audited financial statements on the grounds that it qualifies as a small company under the Companies Act 1985. Statements of cash flows are provided below in accordance with UK GAAP and would not be materially different if prepared under US GAAP. The accounting policies of the Company also comply, with all material respects, with US GAAP as of July 31, 1998 and 1997 and at January 31, 1999 and therefore the financial results would not require amendment if the financial statements were to be prepared in accordance with US GAAP.

                          INSTANT CASH LOANS LIMITED
                         NOTES ON FINANCIAL STATEMENTS
              Unaudited with respect to January 31, 1999 and 1998


                          INSTANT CASH LOANS LIMITED
                              CASH FLOW STATEMENT
                   FOR THE YEARS ENDED 31 JULY 1998 AND 1997

                                         1998                       1997
                       Note      (Pounds)    (Pounds)       (Pounds)    (Pounds)
Net cash inflow from
operating activities    1                     514,085                   323,861

Returns on investments and
servicing of finance
Interest paid                     (51,767)                  (57,287)
Interest element of higher
  purchase payments                (3,298)                     (514)
                                 --------                   -------
                                  (55,065)                  (57,801)
Taxation
Corporation tax paid                         (183,814)                  (96,380)

Capital expenditure
and financial investment
Purchase of tangible fixed
  assets                         (203,223)                  (86,984)
Sale of tangible fixed assets      19,000                         -
                                 --------                   -------
                                 (184,223)                  (86,984)
                                              -------                   -------
                                               90,983                    82,696

Equity dividends paid                               -                         -
                                              -------                   -------
                                               90,983                    82,696

Financing
Issuing of ordinary share
  capital                               -                         -
Other loan advances                     -                         -
Bank loan advances                500,000                         -
Capital element of hire purchase
payments                          (23,901)                   (2,853)
                                 --------                   -------

                                              476,099                    (2,853)
                                              -------                   -------
Increase in cash                              567,082                    79,843
                                              =======                   =======

  The notes on pages 2 to 4 form an integral part of this cash flow statement

                                                                              2.
                           INSTANT CASH LOANS LIMITED
                         NOTES ON FINANCIAL STATEMENTS
              Unaudited with respect to January 31, 1999 and 1998

                           INSTANT CASH LOANS LIMITED
                        NOTES TO THE CASH FLOW STATEMENT
                        FOR THE YEAR ENDED 31 JULY 1998


Reconciliation of net cash flow to movement in net debt (note 2)


                                         1998        1997
                                       (Pounds)    (Pounds)

Increase in cash in the period          567,082      79,843

Cash inflow from increase in debt      (500,000)          -

Cash outflow from payment of hire
  purchase financing                     23,901       2,853
                                       --------    --------

Change in net debt resulting from        90,983      82,696
  cash flows

New finance leases                      (79,000)          -

Net debt at start of year              (211,570)   (294,266)
                                       --------    --------

Net debt at end of year                (199,587)   (211,570)
                                       ========    ========

                                                                              3.
                           INSTANT CASH LOANS LIMITED
                         NOTES ON FINANCIAL STATEMENTS
              Unaudited with respect to January 31, 1999 and 1998


                           INSTANT CASH LOANS LIMITED
                        NOTES TO THE CASH FLOW STATEMENT
                    FOR THE YEAR ENDED 31 JULY 1998 AND 1997


1.         Reconciliation of operating profit to operating cash flows

                                                                    1998                    1997
                                                                (Pounds)                (Pounds)

 Operating profit                                              1,125,307                 650,078
 Depreciation charges                                             80,653                  74,082
 Profit on disposal of fixed assets                                 (347)                      -
 Decrease/(increase) in stocks                                       662                    (260)
 (Increase) in debtors                                          (734,585)               (523,049)
 Increase/(decrease) in creditors                                 42,395                 123,010
                                                               ---------                --------
 Net cash inflow from operating
  activities                                                     514,085                 323,861
                                                               =========                ========

2.         Analysis of changes in net debt

                                                                                           Other
                                                                      At        Cash    Non-cash             At
                                                           1 August 1997       Flows    changes     31July 1998
                                                                (Pounds)    (Pounds)   (Pounds)        (Pounds)
 Cash at Bank and in hand                                        162,985     333,581           -        496,566

 Overdrafts                                                     (233,501)    233,501           -              -
                                                                             -------

                                                                             567,082

 Debt due within one year                                              -    (500,000)    375,000       (125,000)
 Debt due after one year                                        (139,865)          -    (375,000)      (514,865)

 Hire purchase contracts                                          (1,189)     23,901     (79,000)       (56,288)
                                                               ---------    --------    --------    -----------

 TOTAL                                                          (211,570)     90,983     (79,000)      (199,587)
                                                               =========    ========    ========    ===========

                                                                              4.

                          INSTANT CASH LOANS LIMITED
                         NOTES ON FINANCIAL STATEMENTS
              Unaudited with respect to January 31, 1999 and 1998

                          INSTANT CASH LOANS LIMITED
                       NOTES TO THE CASH FLOW STATEMENT
                   FOR THE YEARS ENDED 31 JULY 1998 AND 1997



2.   Analysis of changes in net debt (continued)

                                                                                  Other
                                                     At         Cash           Non-cash                 At
                                          1 August 1996         Flows           changes       31 July 1997
                                              (Pounds)         (Pounds)        (Pounds)          (Pounds)

   Cash at Bank and in hand                   125,449           37,536               -            162,985

   Overdrafts                                (275,808)          42,307               -           (233,501)
                                                               -------

                                                                79,843
   Debt due within one year                         -                                -                  -

   Debt due after one year                   (139,865)               -               -           (139,865)

   Hire purchase contracts                     (4,042)           2,853               -             (1,189)
                                             ---------         -------          --------         --------

   TOTAL                                     (294,266)          82,696               -           (211,570)
                                             ========          =======          ========         ========

                           INSTANT CASH LOANS LIMITED
                         NOTES ON FINANCIAL STATEMENTS
              Unaudited with respect to January 31, 1999 and 1998

                           INSTANT CASH LOANS LIMITED
                          INTERIM CASH FLOW STATEMENTS
               FOR THE SIX MONTHS ENDED JANUARY 31, 1999 AND 1998

                                                  1999                                      1998
                                     Note       (Pounds)     (Pounds)              (Pounds)           (Pounds)
Net cash inflow
form operating activities             1                      230,467                                   159,793

Returns on investments and
servicing of finance
Interest paid                 -                (49,025)                           (24,939)
Interest element of higher
 purchase payments                              (1,832)                            (1,832)
                                             ---------                          ---------
                                                             (50,857)                                  (26,771)

Taxation
Corporation tax paid                                               -                                         -

Capital expenditure
and financial investment
Purchase of tangible fixed assets             (257,974)                          (174,638)
Sale of tangible fixed assets                        -                                  -
                                             ---------                          ---------


                                                            (257,974)                                 (174,638)
                                                           ---------                                 ---------

                                                             (78,364)                                  (41,616)


Financing
Bank loan advances                                   -                            350,000
Bank loan payments                             (55,554)                                 -
Capital element of hire purchase
   payments                                     (8,888)                           (15,014)
                                             ---------                           --------


                                                             (64,442)                                  334,986
                                                           ---------                                 ---------


(Decrease) increase in cash                                 (142,806)                                  293,370
                                                           =========                                 =========


                           INSTANT CASH LOANS LIMITED
                         NOTES ON FINANCIAL STATEMENTS
              Unaudited with respect to January 31, 1999 and 1998

                           INSTANT CASH LOANS LIMITED
                   NOTES TO THE INTERIM CASH FLOW STATEMENTS
               FOR THE SIX MONTHS ENDED JANUARY 31, 1999 AND 1998


Reconciliation of net cash flow to movement in net debt (note 2)

                                                                    1999                                    1998
                                                                  (Pounds)                                (Pounds)

Increase in cash in the period                                    (142,806)                               293,370

Cash inflow from increase in debt                                   55,554                               (350,000)

Cash outflow from payment of hire
  purchase financing                                                 8,888                                 15,014
                                                         ----------------------                    ------------------


Change in net debt resulting from
  cash flows                                                       (78,364)                               (41,616)

New finance leases                                                       -                                (79,000)

Net debt at start of period                                       (199,587)                              (211,570)
                                                         ----------------------                    ------------------
Net debt at end of period                                         (277,951)                              (332,186)
                                                         ======================                    ==================


                           INSTANT CASH LOANS LIMITED
                         NOTES ON FINANCIAL STATEMENTS
              Unaudited with respect to January 31, 1999 and 1998

                           INSTANT CASH LOANS LIMITED
                   NOTES TO THE INTERIM CASH FLOW STATEMENTS
               FOR THE SIX MONTHS ENDED JANUARY 31, 1999 AND 1998


1.                 Reconciliation of operating
                   profit to operating cash flows

                                                                         1999                       1998
                                                                       (Pounds)                   (Pounds)

                   Operating profit                                    708,571                    395,402
                   Depreciation charges                                 75,134                     30,804
                   Decrease in stocks                                      962                        177
                   Increase in debtors                                (547,148)                  (365,471)
                   (Decrease)/increase in creditors                     (7,052)                    98,881
                                                               ---------------              -------------
                   Net cash inflow from operating
                   activities
                                                                       230,467                    159,793
                                                               ===============              =============



2.                 Analysis of change in net debt

                                                                            At                      Other
                                                                      1 August          Cash      Non-cash                 At
                                                                          1998         Flows      changes     31 January 1999
                                                                       (Pounds)      (Pounds)     (Pounds)            (Pounds)
                   Cash at Bank and in hand                            496,566       129,751                          626,317

                   Overdrafts                                                       (272,557)                        (272,557)
                                                                                  ----------

                                                                                    (142,806)

                   Debt due in one year                               (125,000)       55,554      (97,221)           (166,667)
                   Debt due after one year                            (514,865)                    97,221            (417,644)

                   Hire purchase contracts                             (56,288)        8,888                          (47,400)
                                                               --------------------------------------------------------------


                   TOTAL                                              (199,587)      (78,364)           -            (277,951)
                                                               ==============================================================


                           INSTANT CASH LOANS LIMITED
                         NOTES ON FINANCIAL STATEMENTS
              Unaudited with respect to January 31, 1999 and 1998

                           INSTANT CASH LOANS LIMITED
                   NOTES TO THE INTERIM CASH FLOW STATEMENTS
               FOR THE SIX MONTHS ENDED JANUARY 31, 1999 AND 1998


2.                 Analysis of change in net debt (continued)

                                                                                                               Other
                                                                              At         Cash     Non-cash                 At
                                                                   1 August 1997        Flows      changes    31 January 1998
                                                                       (Pounds)1    (Pounds)1    (Pounds)1          (Pounds)1

                   Cash at Bank and in hand                              162,985      236,611                         399,596

                   Overdrafts                                           (233,501)      56,759                        (176,742)
                                                                                -------------
                                                                                      293,370

                   Debt due in one year                                        -     (350,000)     225,000           (125,000)
                   Debt due after one year                              (139,865)                 (225,000)          (364,865)

                   Hire purchase contracts                                (1,189)      15,014      (79,000)           (65,175)
                                                               --------------------------------------------------------------
                    TOTAL                                               (211,570)     (41,616)     (79,000)          (332,186)
                                                               ==============================================================

                           INSTANT CASH LOANS LIMITED
                         NOTES ON FINANCIAL STATEMENTS
              Unaudited with respect to January 31, 1999 and 1998


15   DIRECTORS' TRANSACTIONS

     13.1 During the year, a number of unredeemed pledges valued at (Pounds)15,032 were sold to The Gold Shop, a business owned by Mrs R. Hallam, shareholder and wife of H. Hallam, director.

     3.2 On 12 January 1998, the company purchased a motor vehicle from H. Hallam, director for (Pounds)15,000.

                                AUDITORS' REPORT



To the partners of
Calgary Money Marts

We have audited the balance sheets of Calgary Money Marts (a partnership) as at June 30, 1998 and 1997 and the statements of partners' capital, net earnings and cash flows for the years then ended. These financial statements are the responsibility of the partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial positions of the partnership as at June 30, 1998 and 1997 and the results of its operations and the changes in its financial position for the years then ended in accordance with generally accepted accounting principles.



                                                 /s/ Ernst & Young  LLP
                                                 ----------------------
Edmonton, Canada                                 Ernst & Young LLP
April 21, 1999                                   Chartered Accountants

Calgary Money Marts (a partnership)


                                 BALANCE SHEETS

As at June 30,

                                                 1998          1997
                                                   $             $
---------------------------------------------------------------------------

ASSETS
Current
Cash                                           2,001,232     1,340,977
Accounts receivable                               23,634        13,678
Prepaid expenses and deposits                      6,710         1,050
---------------------------------------------------------------------------
                                               2,031,576     1,355,705
Capital assets [note 2]                           76,146        57,497
---------------------------------------------------------------------------
                                               2,107,722     1,413,202
===========================================================================

LIABILITIES AND PARTNERS' CAPITAL
Current
Accounts payable and accrued liabilities           9,406         4,500
---------------------------------------------------------------------------

Commitments [note 3]

Partners' capital
National Money Mart Co.                          (18,629)       (6,920)
King Mortgage Ltd.                             2,116,945     1,415,622
---------------------------------------------------------------------------
                                               2,098,316     1,408,702
---------------------------------------------------------------------------
                                               2,107,722     1,413,202
===========================================================================

See accompanying notes

Calgary Money Marts (a partnership)


                             INTERIM BALANCE SHEET

As at December 31,



                                              (Unaudited)
                                                 1998
                                                   $
------------------------------------------------------------------------

ASSETS
Current
Cash                                           2,605,747
Accounts receivable                               25,500
Prepaid expenses and deposits                      3,748
------------------------------------------------------------------------
                                               2,634,995
Capital assets [note 2]                           83,320
------------------------------------------------------------------------
                                               2,718,315
========================================================================

LIABILITIES AND PARTNERS' CAPITAL
Current
Accounts payable and accrued liabilities         114,846
------------------------------------------------------------------------

Commitments [note 3]

Partners' capital
National Money Mart Co.                          (35,525)
King Mortgage Ltd.                             2,638,994
------------------------------------------------------------------------
                                               2,603,469
------------------------------------------------------------------------
                                               2,718,315
========================================================================

See accompanying notes

Calgary Money Marts (a partnership)


                        STATEMENTS OF PARTNERS' CAPITAL


Year ended June 30,

                                National                     King
                             Money Mart Co.              Mortgage Ltd.                   Total
                         -----------------------   -------------------------   --------------------------
                            1998         1997         1998          1997           1998          1997
                             $            $             $             $             $              $
---------------------------------------------------------------------------------------------------------------

Partners' capital
  beginning of year         (6,920)       5,044     1,415,622     1,140,895      1,408,702     1,145,939
Net earnings for
  the year                 230,459      155,376     1,476,648       995,561      1,707,107     1,150,937
---------------------------------------------------------------------------------------------------------------
                           223,539      160,420     2,892,270     2,136,456      3,115,809     2,296,876
Drawings                  (242,168)    (167,340)     (775,325)     (720,834)    (1,017,493)     (888,174)
---------------------------------------------------------------------------------------------------------------
Partners' capital
  end of year              (18,629)      (6,920)    2,116,945     1,415,622      2,098,316     1,408,702
===============================================================================================================

See accompanying notes

                        STATEMENTS OF PARTNERS' CAPITAL
                                  (Unaudited)

Six months ended December 31,

                                National                     King
                             Money Mart Co.              Mortgage Ltd.                   Total
                         -----------------------   -------------------------   --------------------------
                                1998                         1998                         1998
                                  $                            $                            $
---------------------------------------------------------------------------------------------------------------
Partners' capital
  beginning of period             (18,629)                    2,116,945                  2,098,316
Net earnings for
  the period                      131,349                       841,605                    972,954
---------------------------------------------------------------------------------------------------------------
                                  112,720                     2,958,550                  3,071,270
Drawings                         (148,245)                     (319,556)                  (467,801)
---------------------------------------------------------------------------------------------------------------
Partners' capital
  end of period                   (35,525)                    2,638,994                  2,603,469
===============================================================================================================

See accompanying notes

Calgary Money Marts (a partnership)


                           STATEMENTS OF NET EARNINGS

Year ended June 30,



                                  1998         1997
                                   $            $
------------------------------------------------------------
REVENUE
Cheque cashing                  2,555,173    1,930,642
Miscellaneous                     188,445      187,760
------------------------------------------------------------
                                2,743,618    2,118,402
------------------------------------------------------------

EXPENSES
Salaries and benefits             430,131      394,030
Rent                              147,578      143,701
Management fees [note 4]          120,000      120,000
Telephone and utilities            54,838       52,417
NSF cheques                        53,947       35,822
Bank charges and interest          49,031       42,370
Travel and promotion               33,568       39,880
Security                           33,221       28,851
Office                             26,110       26,139
Advertising                        22,289       34,541
Amortization                       19,766       11,317
Repairs and maintenance            14,628       10,430
Taxes and licenses                 10,248       10,327
Insurance                           8,590        8,991
Professional fees                   8,553        8,649
Software                            4,013
------------------------------------------------------------
                                1,036,511      967,465
------------------------------------------------------------
Net earnings for the year       1,707,107    1,150,937
============================================================

See accompanying notes

Calgary Money Marts (a partnership)


                       INTERIM STATEMENTS OF NET EARNINGS
                                  (Unaudited)


Six month period ended December 31,



                                    1998         1997
                                     $            $
-----------------------------------------------------------
REVENUE
Cheque cashing                    1,462,905    1,283,155
Miscellaneous                        96,280       76,057
-----------------------------------------------------------
                                  1,559,185    1,359,212
-----------------------------------------------------------

EXPENSES
Salaries and benefits               243,174      208,950
Rent                                 82,605       72,353
Management fees                      60,000       60,000
Telephone and utilities              31,806       26,018
NSF cheques                          30,500       40,581
Bank charges and interest            30,203       24,439
Security                             21,506       15,070
Travel and promotion                 20,057       19,381
Office                               14,940       12,774
Insurance                            12,397        9,906
Amortization                         11,611        9,883
Advertising                           8,731        5,921
Repairs and maintenance               8,649        8,516
Professional fees                     8,122        6,414
Taxes and licenses                    1,930          761
-----------------------------------------------------------
                                    586,231      520,967
-----------------------------------------------------------
Net earnings for the period         972,954      838,245

Calgary Money Marts (a partnership)


                            STATEMENTS OF CASH FLOWS

Year ended June 30,



                                                     1998          1997
                                                      $              $
----------------------------------------------------------------------------

CASH FLOWS FROM (FOR) OPERATING ACTIVITIES
Net earnings for the year                          1,707,107     1,150,937
Add item not involving cash for operations:
 Amortization                                         19,766        11,317
----------------------------------------------------------------------------
                                                   1,726,873     1,162,254
Net change in non-cash working capital:
 Accounts receivable                                  (9,956)       (3,378)
 Prepaid expenses and deposits                        (5,660)
 Accounts payable and accrued liabilities              4,906
----------------------------------------------------------------------------
                                                   1,716,163     1,158,876
----------------------------------------------------------------------------

CASH FLOWS FROM (FOR) FINANCING ACTIVITIES
Partners drawings                                 (1,017,493)     (888,174)
----------------------------------------------------------------------------

CASH FLOWS FROM (FOR) INVESTING ACTIVITIES
Purchase of capital assets                           (38,415)      (48,917)
----------------------------------------------------------------------------

Increase in cash for the year                        660,255       221,785
Cash, beginning of year                            1,340,977     1,119,192
----------------------------------------------------------------------------
Cash, end of year                                  2,001,232     1,340,977
============================================================================

See accompanying notes

Calgary Money Marts (a partnership)


                        INTERIM STATEMENTS OF CASH FLOWS
                                  (Unaudited)

Six month period ended December 31,



                                                   1998          1997
                                                     $             $
----------------------------------------------------------------------------

CASH FLOWS FROM (FOR) OPERATING ACTIVITIES
Cash receipts from customers                     1,557,319     1,318,631
Cash paid to suppliers and employees              (466,218)     (410,501)
----------------------------------------------------------------------------
Cash flows from operating activities             1,091,101       908,130
----------------------------------------------------------------------------

CASH FLOWS FROM (FOR) INVESTING ACTIVITIES
Purchase of capital assets                         (18,785)            -
----------------------------------------------------------------------------
Cash flows used in investing activities            (18,785)            -
----------------------------------------------------------------------------

CASH FLOWS FROM (FOR) FINANCING ACTIVITIES
Partners drawings                                 (467,801)     (400,981)
----------------------------------------------------------------------------
Cash flows used in financing activities           (467,801)     (400,981)
----------------------------------------------------------------------------

Increase (decrease) in cash for the period         604,515       507,149
Cash, beginning of period                        2,001,232     1,340,977
----------------------------------------------------------------------------
Cash, end of period                              2,605,747     1,848,126
============================================================================

Calgary Money Marts (a partnership) operates a cheque cashing business in Calgary, Canada.

1. SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

These financial statements are prepared in accordance with Canadian generally accepted accounting principles and are presented in Canadian dollars. The accounting policies of the partnership also comply, in all material respects, with US generally accepted accounting principles.

These financial statements reflect only the assets, liabilities, revenues and expenses of the partnership. Other assets, liabilities, revenues and expenses, including income taxes on partnership income of the partners are not included in these financial statements.

Capital assets

Capital assets are recorded at cost. Amortization is provided at the following rates and methods per annum:

        Computer equipment          30% declining balance
        Furniture and fixtures      20% declining balance
        Leasehold improvements      20% straight-line

2. CAPITAL ASSETS

Capital assets consist of the following:

                                                   1998                    1997
                                       -------------------------------  --------
                                               Accumulated    Net book   Net book
                                      Cost     amortization    value      value
                                       $            $            $          $
-------------------------------------------------------------------------------------
Computer equipment                    57,628         21,118     36,510     41,579
Furniture and fixtures                81,891         68,901     12,990     15,918
Leasehold improvements               128,748        102,102     26,646
-------------------------------------------------------------------------------------
                                     268,267        192,121     76,146     57,497
=====================================================================================

                                       December 31, 1998 (Unaudited)
                                    -------------------------------------
                                               Accumulated    Net book
                                      Cost     amortization    value
                                       $            $            $
-------------------------------------------------------------------------------------
Computer equipment                    57,628         26,593     31,035
Furniture and fixtures                90,966         71,107     19,859
Leasehold improvements               138,458        106,032     32,426
-------------------------------------------------------------------------------------
                                     287,052        203,732     83,320
=====================================================================================

3. COMMITMENTS

The future minimum lease payments under long-term operating leases for office and business premises are as follows:

                                                (Unaudited)
                                June 30,        December 31,
                                  1998             1998
                                    $               $

             1999                 158,085         155,558
             2000                 137,393         132,986
             2001                 122,291         117,414
             2002                 115,213         112,995
             2003                  83,252          36,803
-------------------------------------------------------------
                                  616,234         555,756
=============================================================

4. RELATED PARTY TRANSACTION

Management fees of $120,000 (1997 - $120,000) were paid to a partner, King Mortgage Ltd. During the unaudited six months ended December 31, 1998 management fees of $60,000 (1997 - $60,000) were paid to a partner, King Mortgage Ltd.

5. SUBSEQUENT EVENT

On February 17, 1999, National Money Mart Company, a wholly owned subsidiary of Dollar Financial Group Inc. purchased the remaining interest in the partnership that they did not previously own.

6. UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations.
It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

7. RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY
   ACCEPTED IN THE UNITED STATES (UNAUDITED)

The accompanying consolidated financial statements have been prepared in accordance with Canadian GAAP and are presented in Canadian Dollars. The accounting policies of the Company also comply, in all material respects, with US GAAP as of June 30, 1998 and 1997 and at December 31, 1998 and therefore the financial results would not require amendment if the financial statements were to be prepared in accordance with US GAAP.

             UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL DATA

     The following unaudited condensed combined pro forma balance sheet as of December 31, 1998 and the unaudited condensed combined pro forma statements of operations for the year ended June 30, 1998 and for the six months ended December 31, 1998 set forth herein give effect to the acquisition by Dollar Financial Group, Inc. ("Company" or "DFG") of Instant Cash Loans, LTD. ("ICL") on February 10, 1999 and to the acquisition by National Money Mart Company, a subsidiary of the Company, of Calgary Money Mart Partnership ("Calgary") on February 17, 1999 (collectively the "Acquisitions"). The unaudited condensed combined pro forma balance sheet assumes the acquisitions of ICL and Calgary occurred on December 31, 1998. The unaudited condensed combined pro forma statements of operations for the twelve months ended June 30, 1998 and for the six months ended December 31, 1998 assume that these acquisitions had occurred as of the beginning of the periods presented. See notes to the unaudited condensed combined pro forma financial statements for further explanation of these transactions.

     The unaudited condensed combined pro forma financial statements are not necessarily indicative of what the Company's results of operations and balance sheet would have been had the Acquisitions been consummated at the indicated dates, nor are they indicative of the Company's results of operations and balance sheet of any future period.

     For convenient translation purposes, an exchange rate of $1.00=(Pounds).6020 has been utilized in connection with the acquisition of ICL, which is a United Kingdom corporation, and $1.00=C$1.5344 has been utilized in connection with the acquisition of Calgary, which is a Canadian partnership. For purposes of translating ICL's and Calgary's operating results for the year ended June 30, 1998, an average exchange rate of $1.00=(Pounds).6073 and $1.00=C$1.4170 has been used; for purposes of translating ICL's and Calgary's operating results for the six months ended December 31, 1998, an average exchange rate of $1.00=(Pounds).6007 and $1.00=C$1.5281 has been used.

                          DOLLAR FINANCIAL GROUP, INC.
                   UNAUDITED CONDENSED COMBINED CONSOLIDATED
                             PROFORMA BALANCE SHEET
                               DECEMBER 31, 1998
                                 (In thousands)

                                                      Historical(c)
                                                   -------------

                                                                                           Pro Forma         Pro Forma
                                                           DFG         ICL     Calgary   Adjustments(a)      Combined
                                                   -------------------------------------------------------------------
  Assets
  Cash and cash equivalents                             $ 61,979      $1,040    $1,698                        $ 64,717
  Accounts receivable                                     12,462       4,528        17                          17,007
  Property and equipment, net                              8,841         756        54                           9,651
  Intangible assets                                       95,930           0         0       $13,172           109,102
  Prepaid expenses and other assets                        6,619           2         3                           6,624
                                                   -------------------------------------------------------------------
       Total assets                                     $185,831      $6,326    $1,772       $13,172          $207,101
                                                   ===================================================================


  Liabilities and shareholder's equity
  Accounts payable and accrued expenses                 $ 23,324      $2,716    $   75                        $ 26,115
  Revolving credit facilities                             18,500           0         0                          18,500
  Long-term debt                                         112,656       1,485         0       $16,994           131,135
  Shareholder's equity                                    31,351       2,125     1,697        (3,822)           31,351
                                                   -------------------------------------------------------------------
       Total liabilities and shareholder's equity       $185,831      $6,326    $1,772       $13,172          $207,101
                                                   ===================================================================

                          DOLLAR FINANCIAL GROUP, INC.
              UNAUDITED CONDENSED COMBINED CONSOLIDATED PRO FORMA
                            STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 1998
                                 (In thousands)

                                            Historical(b)
                                         -------------
                                                                                Adjustments              Pro Forma
                                                                                    for                      as
                                                 DFG         ICL     Calgary   Acquisitions               Adjusted
                                         --------------------------------------------------        ---------------

Revenues                                      $111,185      $4,801    $1,936          ($442) (d),(j)      $117,480

Store and regional expenses:
    Salaries and benefits                       33,670         733       303            (36) (d)            34,670
    Occupancy                                    9,656         293       104                                10,053
    Depreciation                                 2,018          94        14                                 2,126
    Other                                       24,002       1,148       225            (25) (d)            25,350
                                         --------------------------------------------------        ---------------
Total store and regional expenses               69,346       2,268       646            (61)                72,199
Corporate expenses                              12,462         642        85           (167) (e)            13,022
Loss on store closings and sales                    45           0         0                                    45
Other depreciation and amortization              4,776          40         0            439  (f)             5,255
Interest expense                                12,945          86         0          1,849  (g)            14,880
Writedown of goodwill                           12,870           0         0                                12,870
                                         --------------------------------------------------        ---------------
(Loss) income before income taxes               (1,259)      1,765     1,205         (2,502)                  (791)
Income tax provision                             5,538         550         0            124  (h)             6,212
                                         --------------------------------------------------        ---------------
Net (loss) income                              ($6,797)     $1,215    $1,205        ($2,626)               ($7,003)
                                         ==================================================        ===============

Pro forma adjusted EBITDA (i)                                                                             $ 34,518
                                                                                                   ===============

                          DOLLAR FINANCIAL GROUP, INC.
                    INTERIM UNAUDITED CONSOLIDATED PRO FORMA
                            STATEMENT OF OPERATIONS
                   FOR THE SIX MONTHS ENDED DECEMBER 31, 1998
                                 (In thousands)



                                                  Historical(c)
                                               -------------
                                                                                      Adjustments              Pro Forma
                                                                                          for                      as
                                                       DFG         ICL     Calgary   Acquisitions               Adjusted
                                               --------------------------------------------------        ---------------

Revenues                                            $ 56,020      $3,320    $1,100          ($266) (d),(j)      $ 60,174

Store and regional expenses:
    Salaries and benefits                             17,026         469       171            (15) (d)            17,651
    Occupancy                                          4,662         226        59                                 4,947
    Depreciation                                       1,005          94         8                                 1,107
    Other                                             11,844         874       133            (13) (d)            12,838
                                               --------------------------------------------------        ---------------
Total store and regional expenses                     34,537       1,663       371            (28)                36,543
Corporate expenses                                     6,346         459        42            (97) (e)             6,750
Loss on store closings and sales                          50           0         0                                    50
Other depreciation and amortization                    2,823          30         0            219  (f)             3,072
Recapitalization costs                                 2,551           0         0                                 2,551
Non-cash compensation                                 10,024           0         0                                10,024
Interest expense                                       6,498          84         0            925  (g)             7,507
                                               --------------------------------------------------        ---------------
(Loss) income before income taxes and
   extraordinary item                                 (6,809)      1,084       687         (1,285)                (6,323)
Income tax (benefit) provision                          (363)        438         0            124  (h)               199
                                               --------------------------------------------------        ---------------
Income (loss) before extraordinary item               (6,446)        646       687         (1,409)                (6,522)
Extraordinary loss on debt extinguishment
   (net of income tax benefit of $45)                     85           0         0                                    85
                                               -------------------------------------------------------------------------
Net (loss) income                                    ($6,531)     $  646    $  687        ($1,409)               ($6,607)
                                               =========================================================================

Pro forma adjusted EBITDA (i)                                                                                   $ 18,157
                                                                                                         ===============

                     NOTES TO UNAUDITED CONDENSED COMBINED

                            PRO FORMA FINANCIAL DATA



Acquisitions

     The acquisition of ICL for $11.4 million was funded solely with the issuance of the Company's 10 7/8% Senior Subordinated Notes due 2006. The acquisition was accounted for under the purchase method of accounting.

     The acquisition of Calgary for $5.6 million was also funded solely with the issuance of the Company's 10 7/8% Senior Subordinated Notes due 2006 and was accounted for under the purchase method of accounting.

     The proforma results of operations adjustments for the year ended June 30, 1998 and for the six months ended December 31, 1998 are those necessary to reflect the Company's net income as if the Acquisitions had taken place as of the beginning of the periods presented.

     The pro forma adjustments are based upon available information and upon certain assumptions that the Company believes are reasonable. The unaudited pro forma financial statement data are provided for informational purposes only and are not necessarily indicative of the Company's results of operations that would actually have been obtained had such acquisitions been completed as of the beginning of the periods presented, or that may be obtained in the future.

Notes

(a) Represents the recording of assets and liabilities of ICL and Calgary under the purchase method of accounting as though the acquisition had occurred on December 31, 1998. These amounts include recording the excess of cost over the fair value of net assets acquired (goodwill).

(b) Represents the historical consolidated statement of operations of the Company for the twelve months ended June 30, 1998.

(c) Represents the historical consolidated financial statements of the Company as of and for the six months ended December 31, 1998.

(d) Represents the revenues of the pawn brokering segment of ICL, (which was not purchased by the Company) of $226,000 and $78,000 for the year ended June 30, 1998 and the six months ended December 31, 1998, respectively. Also, reflects the salaries and benefits and other expenses of the pawn brokering segment of ICL of $36,000 and $25,000 for the year ended June 30, 1998 and $15,000 and $13,000 for the six months ended December 31, 1998, respectively.

(e) Reflects the management fees paid to former officers for ICL and Calgary of $82,000 and $85,000, respectively for the year ended June 30, 1998 and $58,000 and $39,000, respectively for the six months ended December 31, 1998.

(f) Reflects an increase in amortization expense in excess of historical amounts as a result of the aggregate excess of the purchase price over the fair value of identifiable net assets, or goodwill, of approximately $13.2 million, amortized using the straight line method over a useful life of thirty years, resulting in additional amortization of $439,000 and $219,000 for the year ended June 30, 1998 and the six months ended December 31, 1998, respectively.

(g) Reflects an adjustment for interest expense of $1,849,000 and $925,000 for the year ended June 30, 1998 and the six months ended December 31, 1998, respectively, through the issuance of the Company's 10 7/8% Senior Subordinated Notes Due 2006.

(h) Represents the income tax impact of the Acquisitions as if the acquired companies were wholly owned by the Company for the year ended June 30, 1998 and for the six months ended December 31, 1998, based on the Company's estimated tax rate of 34%, after giving effect to the pro forma adjustments including the non-deductible amortization of intangible assets (goodwill). The pro forma adjustment is less than the statutory rate of 34% due to non deductible amortization of intangible assets, interest expense from the issuance of the Company's 10 7/8% Senior Subordinated Notes Due 2006, and a provision for income taxes on the historical results of Calgary which was previously elected to be taxed as a partnership, for which no income taxes were provided in Calgary's historical statement of retained earnings.

(i) Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, noncash charges, recapitalization costs and loss on store closings and sales. Adjusted EBITDA does not represent cash flows as defined by generally accepted accounting principles and does not necessarily indicate that cash flows are sufficient to fund all of the Company's cash needs. Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss), cash flows from operating activities, or other measures of liquidity determined in accordance with generally accepted accounting principles. The Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenues. Management believes that these ratios should be reviewed by prospective investors because the Company uses them as one means of analyzing its ability to service its debt, the Company's lenders use them for the purpose of analyzing the Company's performance with respect to the Company's new revolving credit facility and the Indenture, and the Company understands that they are used by certain investors as one measure of a company's historical ability to service its debt. Not all companies calculate EBITDA in the same fashion and therefore these ratios as presented may not be comparable to other similarly titled measures of other companies.

(j) Increase in returned items from post-dated checks due to the elimination of the use of check guarantee cards. During the year ended June 30, 1998 and the six months ended December 31, 1998, ICL was protected from returned items for any check under (Pounds)1,500 by the issuing bank when a check guarantee identification was presented. This protection was subsequently eliminated and the charge, had this change been effective as of the beginning of the periods presented, is approximately $216,000 and $188,000 for the year ended June 30, 1998 and the six months ended December 31, 1998, respectively.

                                 Exhibit Index
                                 -------------

     Exhibit
     Number     Description
     ------     -----------
      10.24     Agreement for the sale and purchase of shares of Instant Cash
                Loans, LTD. dated February 10, 1999 with Dollar Financial Group,
                Inc., DFG Acquisition, LTD., Henry Hallam, Rachel Hallam and
                shareholders signatory thereto.

      10.25     Purchase Agreement dated February 17, 1999 by and among national
                Money Mart Company (a subsidiary of Dollar Financial Group,
                Inc.), King Mortgage LTD. And Denis Willner to purchase the remaining 86.5% partnership interest in Calgary Money Mart
                Partnership.